
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Principal Plus Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               SEP-30-1999
<CASH>                                       7,371,736
<SECURITIES>                                41,269,876
<RECEIVABLES>                                   27,860
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              48,309,513<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                48,309,513<F2>
<SALES>                                              0
<TOTAL-REVENUES>                           (1,137,517)<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,979,409
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (3,023,572)<F4>
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (3,023,572)<F4>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (3,023,572)<F4>
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash, securities and receivables, total assets include net unrealized gain on open contracts of $45,417.
<F2>Liabilities include redemptions payable of $1,658,905, accrued brokerage fee of $161,748, accrued administrative expenses of $190,552, and accrued management fees of $40,437.
<F3>Total revenue includes realized trading revenue of $371,457, net change in unrealized of $(1,155,290), interest income of $2,004,436 and change in valuation of Yield Pool of $(2,358,120).
<F4>Income-Pretax, Income Continuing and Net Income includes minority interest in loss of $93,354.

